                                                                    Exhibit 99.1

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
       FOR THE LTV COPPERWELD BUSINESS FOR THE PERIOD ENDED JULY 31, 2002
 AND FOR THE LTV INTEGRATED STEEL BUSINESS FOR THE PERIOD ENDED AUGUST 31, 2002



                                        :
IN RE:                                  :      CHAPTER 11
                                        :
LTV STEEL COMPANY, INC.,                :      JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, et al.,       :      CASE NO. 00-43866

                                        :
                               DEBTORS. :      CHIEF JUDGE WILLIAM T. BODOH


                  As Vice President and Controller of The LTV Corporation ("LTV"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

                  1. I have reviewed the following statements for the periods indicated and attached hereto (collectively, the "Statements"): Integrated Steel Business (August 2002) - Cash Receipts and Disbursements and Debtors' Cash Account Balances; LTV Copperweld Business (July 2002) - Summarized Operating Results, Balance Sheet and Cash Flow.

                  2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

                  3. As agreed with the Office of the United States Trustee (the "U.S. Trustee"), the Debtors will submit a Statement of Compensation only when necessary or appropriate to revise or update the information previously provided to the U.S. Trustee.

                  4. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

                  5. All postpetition taxes, as described in Sections 1 and 14 of the Operating Instructions, are current and have been paid in the ordinary course of business.

                  6. No professional fees have been paid without specific court authorization.

                  The Statements were prepared by LTV under my direction and supervision. LTV verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.

                                         /s/ John T. Delmore
Dated:  September 23, 2002              ---------------------------------------_
                                        John T. Delmore
                                        Vice President and Controller
                                        The LTV Corporation

THE LTV CORPORATION
Integrated Steel Business
Cash Receipts and Disbursements - August 2002
(Unaudited)
($ in Thousands)



Receipts                                                          $    16,115
                                                                  -----------

Disbursements:
             Labor                                                        700
             Healthcare                                                 2,397
             Non-labor plant expenditures                               1,540
             Non-labor administrative expenditures                        750
             Chapter 11 professional fees and expenses                  1,385
             Funding of accounts pursuant to APP                         --
             Interest and bank fees                                       500
                                                                  -----------
                Total                                                   7,272
                                                                  -----------

Receipts less Disbursements                                             8,843

Beginning cash balance                                                 25,288

Less:       Repayment of Secured Bank Facility                         (3,139)

                                                                  -----------
Ending cash balance                                               $    30,992
                                                                  ===========

Balance due under Secured Bank Facility
   including outstanding letters of credit                        $    33,674
                                                                  ===========


         See accompanying notes to Cash Receipts and Disbursements Schedule.

THE LTV CORPORATION
Notes to Integrated Steel Business Cash Receipts and Disbursements Schedule - August 2002

   On December 7, 2001, the Court entered an order (the "APP Order") authorizing LTV Steel Company, Inc. and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). On August 30, 2002 the Court entered an order that, among other things, extended the duration of the APP from September 13, 2002 to December 13, 2002. Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel. After entry of the APP Order, the Debtors' integrated steel business continued to ship product that remained in inventory, collected receivables and marketed the integrated steel assets for sale under court approved sale procedures. By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group, Inc. ("ISG") for a purchase price of approximately $80 million (of which approximately $11 million has been allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations. ISG also purchased inventories which were located at the integrated steel facilities for approximately $52 million. The sale of the Debtors' integrated steel assets to ISG closed in April 2002 and a second closing related to the purchase of the inventory occurred in May 2002.

   Under the APP, the Debtors are paying expenditures in accordance with a budget negotiated with their postpetition secured lenders (collectively, the "DIP Lenders") for the consensual use of cash collateral to complete the orderly winddown of the integrated steel business, which budget was approved by the Court on December 18, 2001 and subsequently amended from time to time (the "APP Budget").

   The Debtors' Tubular Business and the business of Debtor Copperweld Corporation and its subsidiaries (collectively, "LTV Copperweld") continue to operate. The assets of the LTV Copperweld businesses are currently being actively marketed for sale.

   The Debtors currently are unable to make an accurate estimate of the amount that ultimately will be realized from the collection of the remaining receivables or the sale of other remaining assets. The Debtors are also currently unable to make an accurate estimate of the amount of their pre- and post-petition liabilities. Accordingly, at this time the Debtors are currently unable to estimate the amount of cash that will be available for distribution to creditors after satisfaction of the DIP Lenders' claims in full, which DIP lenders' claims as of August 31, 2002 aggregated $33.7 million. Additionally, the Debtors believe that the value obtained from the liquidation of their remaining assets, including the sale of the assets of the LTV Copperweld businesses, will not be sufficient to provide any recovery for common shareholders. Shareholders will not receive any value as a result of the sale of the Debtors' integrated steel assets to ISG.

   Pursuant to the APP, the Debtors are also required to fund certain expenditures from the above proceeds for professional fees and expenses, employee retention, a government regulation reserve account for environmental obligations, a defense fund for Debtors' directors and officers and a warranty fund.

THE LTV CORPORATION
Integrated Steel Business - Debtors' Cash Account Balances - August 2002 (Unaudited)
($ in Thousands)





National City Corporate                                     $        865
Mellon Bank Corporate                                              9,499
JP Morgan Chase                                                   21,577
Outstanding Checks                                                (1,291)
Imprest Funds and Other                                              342

                                                            ------------
     Total                                                  $     30,992
                                                            ============

THE LTV CORPORATION
LTV Copperweld Business
Summarized Operating Results Year-to-Date
(Unaudited)
($ in Millions)


                                              7 Months ended
                                                  July 31
                                        ------------------------------
                                            2002             2001
                                        -------------    -------------
Revenues                               $    618.7           $    627.3

EBIT                                         27.5                 11.1

EBITDA                                       51.0                 37.9
                                       ==========           ==========

THE LTV CORPORATION
LTV Copperweld Business
Balance Sheet
(Unaudited)
($ in Millions)

                                                        July 31          December 31
                                                         2002                 2001
                                                    -------------       --------------
Current Assets
     Cash and cash equivalents                       $     38.1           $     16.4
     Receivables                                          136.9                115.8
     Inventories                                          166.0                183.2
     Prepaid and other current assets                      12.1                  1.0
                                                     ----------           ----------
                                                          353.1                316.4
                                                     ----------           ----------

Non Current Assets
     Property, plant and equipment                        394.4                399.9
     Intangible and other non current assets              229.6                226.7

                                                     ----------           ----------
        Total Assets                                 $    977.1           $    943.0
                                                     ==========           ==========

Current Liabilities
     Accounts payable                                $     57.0           $     29.7
     Other accrued liabilities                             57.5                 30.3
     Current maturities of debt                           244.1                 --
                                                     ----------           ----------
                                                          358.6                 60.0
                                                     ----------           ----------

Non Current Liabilities                                    97.5                308.5

Liabilities Subject to Compromise                         384.4                428.7

Total Shareholder's Equity                                136.6                145.8

                                                     ----------           ----------
        Total Liabilities and Shareholder's Equity   $    977.1           $    943.0
                                                     ==========           ==========


        See accompanying notes to LTV Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to LTV Copperweld Business Balance Sheet  - July 2002

The assets of the LTV Copperweld businesses are currently being actively marketed for sale. The Debtors believe that the value obtained from the liquidation of the assets of the LTV Copperweld businesses or any other alternative course of action will not be sufficient to provide any recovery for common shareholders of The LTV Corporation.

In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in The LTV Corporation ("LTV") secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld businesses and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Loan balance of $193.9 million was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Copperweld Facility matures on May 16, 2003 and accordingly has been classified as a current liability. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the LTV Copperweld businesses excluding the pipe and conduit business, which is owned by LTV Steel Company, Inc., and Georgia Tubing Corporation. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of July 31, 2002, borrowings outstanding under the Copperweld Facility were $244.1 million, including the $193.9 million term loan, and $.2 million of letters of credit were outstanding. The borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve certain EBITDA targets throughout the term of the agreement.

In addition to the Copperweld Facility, LTV Copperweld also has a revolving credit facility to provide for the liquidity needs primarily of its pipe and conduit business ("Pipe and Conduit Facility"). An amendment to the Pipe and Conduit Facility was negotiated with the lenders and the commitment amount, upon approval of the Court on August 30, 2002, was reduced from $30 million to $15 million. The amount that may be borrowed may be limited by the amount of available receivables and inventory. The Pipe and Conduit Facility matures December 5, 2002 and is secured primarily by the assets of the pipe and conduit business and is guaranteed by LTV and its direct and indirect subsidiaries, but not by the Copperweld entities that are borrowers or guarantors under the Copperweld Facility. The Pipe and Conduit Facility agreement contains various restrictive covenants and requires Copperweld to achieve certain EBITDA targets throughout the term of the agreement. There were no borrowings outstanding under the Pipe and Conduit Facility as of July 31, 2002.

Neither the Copperweld Facility or the Pipe and Conduit Facility can be used to fund expenses of LTV Steel's former integrated steel operations or the implementation of LTV Steel's Asset Protection Plan except that under the Court approved August 30, 2002 amendment, $12.0 million of Tubular cash was permitted to be used to pay down the LTV Secured Bank Facility. This $12.0 million payment was made on September 4, 2002. Management believes that cash provided by operations, along with its credit facility, are sufficient to fund current working capital requirements of the Pipe and Conduit business.

THE LTV CORPORATION
LTV Copperweld Business
Cash Flow Year-to-Date
(Unaudited)
($ in Millions)

                                                                                    7 Months ended
                                                                                       July 31
                                                                             --------------------------
                                                                                 2002         2001
                                                                             -----------  -------------
Net Income                                                                   $    (10.1)   $      2.6
Non Cash Special Charges                                                           23.5           1.0
Depreciation and Amortization                                                      23.5          18.8
(Increase) Decrease in Receivables                                                (21.0)         (6.1)
(Increase) Decrease in Inventories                                                 17.2          29.5
Increase (Decrease) in Payables                                                    27.3          (9.2)
Other Changes                                                                     (17.2)        (20.9)
                                                                             ----------    ----------
      Cash Provided by Operations                                                  43.2          15.7
                                                                             ----------    ----------

Investing Activities:
      Capital Expenditures                                                        (13.4)         (9.5)
                                                                             ----------    ----------

Financing Activities:
      Borrowings under Copperweld Facility                                        436.8          --
      Roll-over of Term Loan                                                     (193.9)         --
      Payments on Borrowings under Revolver Portion of Copperweld Facility       (192.8)         --
      Debt Issuance Cost                                                           (3.8)         --
      Payment of Intercompany Advances                                            (54.4)         --
                                                                             ----------    ----------
         Net Financing Activities                                                  (8.1)         --

                                                                             ----------    ----------
Net Cash Flow                                                                $     21.7    $      6.2
                                                                             ==========    ==========


